EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Everest Fund, L.P.
(the "Partnership"), for the quarter ended March 31, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Lamoureux, President of Everest Asset Management, Inc., the general partner of the Everest Fund, L.P. (the "Fund"), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements
of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)	The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Fund.


By: /s/ Peter Lamoureux


Name: Peter Lamoureux
Title: Director, President and Treasurer

Date: May 20, 2015



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